EXHIBIT 99.1

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[GRAPHIC OMITTED]                           Contact:
Service 1ST BANK                            -------
                                            Robert Bloch (209-820-7923) -or-
                                            Bryan Hyzdu (209-993-2202)
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           FDIC INSURANCE COVERAGE UP TO $15 MILLION IS NOW AVAILABLE
                      THROUGH CDARS AT SERVICE 1ST BANK !


For Immediate Release

Stockton, CA June 7, 2005 - Service 1st Bank can now provide its customers FDIC insurance coverage for Certificates of Deposit up to a total of Fifteen Million Dollars ($15,000,000) using the Certificate of Deposit Account Registry Service (a.k.a. "CDARS").

In April 2004, Service 1st Bank was the first bank in San Joaquin County to offer its customers the safety & convenience of expanded Federal Deposit Insurance Corporation (FDIC) coverage through CDARS. At that time, the maximum insurance coverage was Five Million Dollars ($5,000,000). Because of the rapid expansion of the CDARS program nationwide, the FDIC insurance coverage opportunity has expanded to Fifteen Million Dollars ($15,000,000).

Through CDARS, Service 1st Bank depositors with more than one hundred thousand dollars ($100,000) are offered the convenience of one-stop depositing, negotiating one rate for all CDs, and receiving one consolidated statement. Depositors no longer have to go to different banks to receive full FDIC deposit insurance coverage.

"Bringing the CDARS program to Service 1st Bank allows us to satisfy depositor demand for both safety and convenience. It is a smart, new, safe, one-stop-shopping money management option" says Service 1st Bank President & C.E.O., Bryan Hyzdu. "Who needs it? Not just the wealthy. Retirees, business owners, nonprofit and other fiduciary fund managers - really anyone who values convenience, and wants or needs more than $100,000 in FDIC coverage", Hyzdu added.

                   SERVICE 1ST BANK RECEIVES CDARS SALES AWARD

Service 1st Bank, during its first year placing deposits through CDARS, ranked in the top ten percent (10%) of its peer group among the nearly 800 network member institutions nationwide. Promontory Interfinancial Network recently named Service 1st Bank "Network Leader" for CDARS sales.

Promontory's Chief Executive Officer (and former U.S. Comptroller of the Currency), Gene Ludwig said, "CDARS was created to help banks generate deposits by offering their customers something extra, above and beyond traditional deposits. By awarding our top banks, it lets them know we appreciate their hard work, and lets us know how useful CDARS has become."

For more information, call Bob Bloch (209-820-7923) or Bryan Hyzdu (209-644-7807) or visit the CDARS website: www.cdars.com and/or the FDIC website: www.fdic.gov

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                             About Service 1st Bank

Service 1st Bank is a full service commercial bank, headquartered in Stockton, California, that specializes in delivering a complete menu of lending and deposit products to San Joaquin County businesses, professionals, and individuals. Since opening its doors in November 1999, the bank has concentrated on providing custom-crafted solutions to discerning clients who appreciate individual attention from experienced professionals.

Visit www.service1stbank.com for additional information about Service 1st Bank.


                           Forward Looking Statements

In addition to the historical information contained herein, this press release contains certain forward-looking statements. The reader of this press release should understand that all such forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those projected. This entire press release and the Company's periodic reports on Forms 10-KSB, 10-QSB and 8-K should be read to put such forward-looking statements in context and to gain a more complete understanding of the uncertainties and risks involved in the Company's business as described in such reports.


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